EXHIBIT 3.2
                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                     BASKIN IN THE SUN INTERNATIONAL, INC.


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                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                      BASKIN IN THE SUN INTERNATIONAL, INC.

FILED
99 OCT 18 AM 9:00
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted:

ARTICLE I: NAME

The name of the corporation is hereby changed to: DIVEDEPOT.COM, INC.

SECOND:  If  an  amendment  provides  for  an  exchange,   reclassification   or
cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows: N/A

THIRD: The date of each amendment's adoption:     June 10, 1999


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FOURTH: Adoption of Amendment(s): (check one)


X The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

__ The amendment(s) was/were approved by the shareholders through voting groups.
The following   statement  must be  separately  provided  for each voting  group entitled to vote separately on the amendment(s):

"The number of votes cast for the amendment(s) was/were sufficient for approval by ____________________________________."
                                        voting group

__ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

__ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

SIGNED THIS 6TH day of October, 1999
Signature: /s/ Carl E. Dilley, President


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                                STATE OF FLORIDA
                               DEPARTMENT OF STATE

I certify the attached is a true and correct copy of the Articles of Amendment, filed on October 18, 1999, to Articles of Incorporation for BASKIN IN THE SUN INTERNATIONAL, INC. which changed its name to DIVEDEPOT.COM, INC., a Florida corporation, as shown by the records of this office.

The document number of this corporation is P97000102123.

Given under my hand and the Great Seal of the State of Florida at Tallahassee, the Capitol, this the Twenty-seventh day of October, 1999


                                            /s/Katherine Harris
                                            -------------------
                                            Katherine Harris, Secretary of State

GREAT SEAL OF THE STATE OF FLORIDA